EXHIBIT 4

                                 PAR VALUE $.001
CERTIFICATE NUMBER               NUMBER OF SHARES

                                 ABC REALTY CO.

           INCORPORATED UNDER THE LAWS OF THE STATE OF NORTH CAROLINA


CLASS A                                             CUSIP NUMBER

COMMON STOCK


     This certifies that ________________________ is the owner of ________________________ Fully Paid and Non-Assessable Shares of Common Stock Par Value $.001 Per Share, of ABC Realty Co. transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

Date

                                [CORPORATE SEAL]


     -------------------            ------------------
          President                    Secretary

                                   COUNTERSIGNED:
                                   ---------------------------
                                   Transfer Agent and Registrar

                                   Attest:_______________________
                                               Authorized Signature


                          [REVERSE SIDE OF CERTIFICATE]

                                 ABC REALTY CO.

The Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares or each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of other series.

[STANDARD TRANSFER FORM]